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                                                                    EXHIBIT 23.1


                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this registration statement on Form S-1of our report dated January 8, 2002, on our audit of the financial statements of Mewbourne Development Corporation, and our report dated March 5, 2002, on our audit of the balance sheet of Mewbourne Energy Partners 02-A, L.P. We also consent to the reference to our firm under the caption "Experts."


                                            /s/ PRICEWATERHOUSECOOPERS LLP


Dallas, Texas
April 9, 2002